UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2020

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.01 per share	CPHC	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01      Other Events

On March 16, 2020, Canterbury Park Holding Corporation (the “Company”) announced that, based on the advice of state and regulatory bodies, it will be temporarily suspending all card casino, simulcast, and special events operations at Canterbury Park at noon on March 16, 2020 in response to concerns about the COVID-19 coronavirus. A copy of that press release is filed as Exhibit 99.1 and incorporated by reference

In a separate press also issued on March 16, 2020, the Company announced that in conjunction with its determination to voluntarily temporarily suspend operations due to concerns and uncertainty about the effect of the COVID-19 coronavirus, the Company’s Board of Directors has suspended its quarterly cash dividend. The Company also announced that to expects to announce its operating results for the fourth quarter and year ended December 31, 2019, during the week of March 23, 2020 and will be filing its Form 10-K, including 2019 audited financial statements, with the Securities and Exchange Commission on or before March 30, 2020. At that time, the Company will provide additional information about the anticipated effect of the COVID-19 coronavirus and the shutdown on the Company and its financial condition. A copy of that press release is filed as Exhibit 99.2 and incorporated by reference

Item 9.01.	Financial Statements and Exhibits.
(d.)	Exhibits

99.1	Canterbury Park Holding Company Press Release dated March 16, 2020, announcing suspension of all card casino, simulcast, and special events operations at Canterbury Park effective March 16, 2020.

99.2	Canterbury Park Holding Company Press Release dated March 16, 2020 announcing suspension of quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: March 16, 2020	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer